Exhibit 99.1

Ark Restaurants Announces Financial Results for the Fourth Quarter and Full Year 2008 and Suspends Next Quarterly Dividend

NEW YORK--(BUSINESS WIRE)--December 18, 2008--Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended September 27, 2008 and announced that in light of the uncertain direction of the economy and opportunities available to utilize its cash the Company’s Board of Directors has determined to suspend its dividend customarily paid in February.

As of December 15, 2008, the Company had cash, cash equivalents and short term investments totaling $11,444,000. As of the same date, the Company had no long-term debt other than $657,000 remaining on a five year purchase money obligation undertaken in connection with the Company’s January 8, 2007 acquisition of the Durgin Park Restaurant and the Black Horse Tavern in Boston, Massachusetts.

EBITDA from continuing operations before stock option expense for the three-month period ended September 27, 2008 was $3,977,000 versus $4,233,000 during the same three-month period last year. The Company’s income from continuing operations for the three-month period ended September 27, 2008 was $2,016,000, or $0.56 per share ($0.56 per diluted share), as compared to $2,481,000, or $0.69 per share ($0.68 per diluted share), for the same three-month period last year.

Total revenues from continuing operations for the three-month period ended September 27, 2008 were $34,626,000 versus $32,384,000 in the three months ended September 29, 2007. Compared to the same three month period last year, same store sales in the Company’s New York City operations increased by 4.3%, same store sales in the Company’s Las Vegas operations decreased by 2.9%, same store sales in the Company’s Washington D.C. operations decreased by 1.7%, same store sales in Atlantic City decreased 17.4%, same store sales in Connecticut decreased 6.8% and same store sales in Boston increased 4.5%. Company-wide same store sales decreased by 0.6%. Although the Company does not consolidate the sales or the financial results of the Company’s managed Florida casino operations (the Company derives income from a management fee arrangement in part based on sales), same store sales at the Company’s Hollywood, Florida operations increased by 8.6% and same store sales at the Company’s Tampa, Florida operations decreased by 5.5% compared to the same three month period last year. Sales at the Company’s Florida operations totaled $3,241,000 during the three month period ended September 27, 2008. Sales from the Company’s Las Vegas operations represented 41.3% of the Company’s total sales during the three-month period ended September 27, 2008.

For the year ended September 27, 2008, EBITDA from continuing operations before stock option expense was $13,594,000 versus $14,167,000 in fiscal 2007. The Company’s income from continuing operations for the year ended September 27, 2008 was $6,978,000, or $1.94 per share ($1.93 per diluted share), as compared to $13,013,000, or $2.22 per share ($2.21 per diluted share), last year.

Total revenues from continuing operations for fiscal 2008 were $125,390,000 versus $117,821,000 in fiscal 2007. Compared to last year, same store sales in the Company’s New York City operations increased by 4.3%, same store sales in the Company’s Las Vegas operations decreased by 0.2% and same store sales in the Company’s Washington D.C. operations decreased by 0.9%, same store sales in Atlantic City decreased 8.2%, same store sales in Connecticut increased 7.9% and same store sales in Boston increased 3.5%. Compared to last year, Company-wide same store sales increased by 0.9%. Same store sales at the Company’s Hollywood, Florida operations decreased by 5.8% and same store sales at the Company’s Tampa, Florida operations increased by 12.9% compared to last year. Sales at the Company’s Florida operations totaled $12,454,000 during the year ended September 27, 2008. Sales from the Company’s Las Vegas operations represented 47.1% of the Company’s total sales during the year September 27, 2008.

During fiscal 2007, the Company had recognized a $7,814,000 pre-tax gain as a result of the sale of the Company’s Lutece and Tsunami locations to Venetian Casino Resort, LLC.

Ark Restaurants owns and operates 20 restaurants and bars, 30 fast food concepts, catering operations and wholesale and retail bakeries. Seven restaurants are located in New York City, four are located in Washington, D.C., five are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; one bar within the Venetian Casino Resort as well as three food court concepts. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace.

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ARK RESTAURANTS CORP.
Condensed Consolidated Statements of Operations
For the 13 and 52 week periods ended September 27, 2008 and September 29, 2007
(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended

	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007

TOTAL REVENUES	$34,626	$32,384	$125,390	$117,821

COST AND EXPENSES:

Food and beverage cost of sales	9,423	8,654	32,807	30,271
Payroll expenses	10,302	9,148	38,325	35,630
Occupancy expenses	4,550	4,103	16,809	15,443
Other operating costs and expenses	4,205	3,665	15,414	14,062
General and administrative expenses	2,563	2,721	9,157	9,046
Depreciation and amortization	938	691	3,091	2,657

Total costs and expenses	31,981	28,982	115,603	107,109

OPERATING INCOME	2,645	3,402	9,787	10,712

OTHER INCOME:

Interest income - Net	80	138	433	352
Other income - Net	394	140	716	798
Total other income - Net	474	278	1,149	1,150

Income from continuing operations before provision for
income taxes and non-controlling interests	3,119	3,680	10,936	11,862

Provision for income taxes	978	1,099	3,676	3,669

Income attributable to non-controlling interests	(125)	(100)	(299)	(236)

Income from continuing operations	2,016	2,481	6,961	7,957

DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued restaurants	(7)	180	26	7,722

Provision (benefit) for income taxes	(3)	87	9	2,666

Income (loss) from discontinued operations	(4)	93	17	5,056

NET INCOME	$2,012	$2,574	$6,978	$13,013

PER SHARE INFORMATION - BASIC AND DILUTED:

Continuing operations basic	$.56	$.69	$1.94	$2.22
Discontinued operations basic	$.00	$.03	$.00	$1.41
Net basic	$.56	$.72	$1.94	$3.63

Continuing operations diluted	$.56	$.68	$1.93	$2.21
Discontinued operations diluted	$.00	$.03	$.00	$1.40
Net diluted	$.56	$.71	$1.93	$3.61

WEIGHTED AVERAGE NUMBER OF SHARES-BASIC	3,587	3,594	3,594	3,582

WEIGHTED AVERAGE NUMBER OF SHARES-DILUTED	3,587	3,641	3,608	3,607

Continuing Operations EBITDA Reconciliation
Pre tax earnings	$3,119	$3,680	$10,936	$11,862
Depreciation and amortization	938	691	3,091	2,657
Interest income - net	(80)	(138)	(433)	(352)
EBITDA (a)	$3,977	$4,233	$13,594	$14,167

Continuing Operations EBITDA adjusted for
non-cash stock option expense
EBITDA (as defined) (a)	$3,977	$4,233	$13,594	$14,167
Non-cash stock option expense	78	78	312	408
EBITDA adjusted for non-cash stock option expense	$4,055	$4,311	$13,906	$14,575

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.

CONTACT:
Ark Restaurants Corp.
Robert Towers, 212-206-8800
bob@arkrestaurants.com